Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-4 of our report dated February 21, 2007, except for Note 24 as to which the date is April 25, 2007, relating to the financial statements and financial statement schedule of Hanesbrands Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Greensboro, NC
April 25, 2007